UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 03, 2024

LENSAR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39473	32-0125724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive
Orlando, Florida		32826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 536-7271

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2024, the board of directors (the “Board”) of LENSAR, Inc. (the “Company”) approved the grant of (i) restricted stock units (“RSUs”) and (ii) performance stock units (“PSUs”) to Nicholas T. Curtis, Alan B. Connaughton and Thomas R. Staab, II in the amounts set forth below opposite such officer’s name. The RSUs were granted on May 6, 2024 pursuant to the Company’s 2020 Incentive Award Plan (the “Plan”) and vest in four substantially equal annual installments on each anniversary of the grant date. The PSUs were granted on May 6, 2024 pursuant to the Plan and are eligible to vest as to (i) 50% if, as of the end of any calendar quarter prior to December 31, 2026, the Company’s cumulative one-year trailing revenues equal or exceed $75 million, and (ii) 50% if, as of any calendar quarter prior to December 31, 2027, the Company’s cumulative one-year trailing revenues equal or exceed $100 million.

Name	Number of RSUs	Number of PSUs
Nicholas T. Curtis	71,400	71,400
Alan B. Connaughton	45,000	45,000
Thomas R. Staab, II	19,000	19,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, Inc.

Date:	May 8, 2024	By:	/s/ Nicholas T. Curtis
Nicholas T. Curtis Chief Executive Officer